                            FORM 10-Q

                    PART II.   OTHER INFORMATION
               AMERICAN BILTRITE INC. AND SUBSIDIARIES
                          March 29, 1997




Item 6.   Exhibits
------------------
     (11)  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                   Three Months Ended
                                        March 29,
                                          1997
                                        ---------
                         (000's omitted, except per share data)
Primary:

 Average shares outstanding               3,630

 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using average market price                113
                                         ------
               Totals                     3,743
                                         ======
 Net income                             $    47
                                         ======
 Per share amount                       $   .01
                                         ======
Fully diluted:

 Average shares outstanding               3,630

 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using quarter end price                   139
                                         ------
               Totals                     3,769
                                         ======
 Net income                             $    47
                                         ======
 Per share amount                       $   .01
                                         ======


  Note: There was no dilutive effect from stock options in 1996.
        Weighted average shares outstanding for the three months ended March 30, 1996 were 3,670,608.

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